UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

June 1, 2007

Dear Investor:

The 2007 Annual Meeting of Shareholders of Boston Capital Real Estate Investment Trust, Inc. (the “Company”) originally scheduled for 3:00 p.m., local time on Tuesday, May 29, 2007 at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109 was adjourned due to the fact that shareholders entitled to cast 50% of the votes at the meeting were not present, in person or by proxy, and thus, a quorum was not present to conduct business.  The meeting was adjourned until 10:30 a.m., local time, Tuesday, June 26, 2007 at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109.  We recently mailed you a proxy statement and proxy card to obtain your vote on a proposal to reelect the current directors of the Company to serve until the 2008 Annual Meeting of Shareholders and a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007.

According to our latest records, we have not received your proxy vote for these proposals.  Your vote is important, no matter how many shares you own.  The Annual Meeting cannot be held unless 50%  of shareholders entitled to vote return their completed proxies.  Our Board of Directors recommends a vote “FOR” each of these proposals.

We encourage you either to visit the Internet website at http://www.acssecurities.com/bc/reit/proxy/ or to call the toll-free number (877) 457-4260 that we have set up for you to provide your proxy.  Providing your proxy by Internet or telephone is quick and easy. All that it requires is for you to enter your PIN# beginning with a 2 printed on the lower right corner of your proxy card (enclosed) and the last 4 digits of the primary investor’s  Tax ID to enter your voting preference.

If you prefer, you may vote by mail or facsimile by signing and dating the enclosed proxy card and either mailing it in the postage pre-paid envelope provided or sending it by facsimile to 214-887-7411.

YOUR VOTE MUST BE RECEIVED BY 5:00 P.M., EASTERN TIME, ON MONDAY, JUNE 25, 2007.

Please contact a member of our Investor Services team at (800) 955-2733 if you have any questions or need additional information.

We appreciate your continued interest and support of Boston Capital and encourage you to vote today.

Sincerely,

Jeffrey H. Goldstein
President,
Boston Capital Real Estate Investment Trust, Inc.